UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2024

RAND CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1405 Rand Building, Buffalo, NY 14203

(Address of Principal Executive Offices) (Zip Code)

(716) 853-0802

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RAND	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 23, 2018, the Consolidated Appropriations Act of 2018, which included the Small Business Credit Availability Act (the “Act”), was signed into law. The Act amended the Investment Company Act of 1940, as amended (the “1940 Act”) to permit a business development company (a “BDC”) to reduce the required minimum asset coverage ratio applicable to it from 200% to 150%, subject to certain requirements described therein. On January 24, 2024, the board of directors (the “Board”) of Rand Capital Corporation (the “Company”), including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Act. As a result, the Company’s asset coverage requirements for senior securities will automatically be changed from 200% to 150%, effective January 24, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION

Date: January 29, 2024

	By:	/s/ Daniel P. Penberthy
	Name:	Daniel P. Penberthy
	Title:	President and Chief Executive Officer